UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
CLEANSPARK, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEANSPARK, INC.
10624 S. Eastern Ave., Suite A - 638
Henderson, Nevada 89052
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 11, 2024
NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the “Meeting”) of CleanSpark, Inc. (the “Company,” “we” or “us”) will be held on March 11, 2024, at 11:00 AM PDT / 2:00 PM EDT. We have adopted a completely virtual format for our Meeting to provide a convenient experience to all stockholders regardless of location. You may attend, vote, and submit questions during the Meeting via the Internet at www.virtualshareholdermeeting.com/CLSK2024. You may also attend the Meeting by proxy and may submit questions ahead of the Meeting through the designated website. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on page 2 of the accompanying proxy statement (the “Proxy Statement”). The purpose of the Meeting is as follows:
(1)
To elect the following individuals to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, subject to prior death, resignation, or removal: Zachary K. Bradford, S. Matthew Schultz, Larry McNeill, Dr. Thomas L. Wood, Roger P. Beynon, and Amanda Cavaleri;

(2)	To ratify the appointment of MaloneBailey, LLP, as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and
(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
The close of business on January 19, 2024, has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponement thereof. For at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be available for any stockholder’s examination during ordinary business hours at our principal executive offices located at 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, (702) 989-7692.

Our Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, our Board of Directors has approved each proposal and recommends that you vote FOR each of the foregoing proposals.

Your vote is important no matter how large or small your holdings in the Company may be. If you do not expect to be present at the Meeting virtually, you are urged to promptly complete, date, sign, and return the proxy card. Please review the instructions on your voting options described in the enclosed Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. This will not limit your right to virtually attend or vote at the Meeting. You may revoke your proxy at any time before it has been voted at the Meeting.
The Notice of Internet Availability of Proxy Materials also contains instructions on how to access the Proxy Statement and our 2023 Annual Report on Form 10-K for the fiscal year ended September 30, 2023, both of which will be available online at www.proxyvote.com on or about January 26, 2024, and are available on our website at www.cleanspark.com/investor-relations/sec-filings/.
By Order of the Board of Directors

/s/ Zachary K. Bradford
Zachary K. Bradford Chief Executive Officer, President, and Director
Henderson, Nevada
January 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 11, 2024
The Notice of Annual Meeting of Stockholders, the Proxy Statement, and our 2023 Annual Report on Form 10-K are available on our website at www.cleanspark.com/investor-relations/sec-filings/. Additionally, in accordance with Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.
I M P O R T A N T
You are cordially invited to attend the Meeting virtually. Whether or not you expect to attend the Meeting, please complete, date, sign, and return the proxy card as promptly as possible in order to ensure your representation at the Meeting. Please review the instructions on your voting options described in the enclosed proxy statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you have voted by proxy, you may still vote virtually if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Meeting, you must obtain a proxy card issued in your name from that intermediary. A majority of the voting power of the Company’s outstanding shares of capital stock must be represented at the Meeting, either virtually or by proxy, to constitute a quorum.

CLEANSPARK, INC.
10624 S. Eastern Ave., Suite A - 638
Henderson, Nevada 89052
(702) 989-7692
PROXY STATEMENT For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 11, 2024, at 11:00 AM PDT / 2:00 PM EDT
GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CleanSpark, Inc. (the “Company,” “CleanSpark,” “we,” or “us”) for use at the annual meeting of stockholders (the “Meeting” or the “2024 Annual Meeting”) of the Company to be held on March 11, 2024 at 11:00 AM PDT / 2:00 PM EDT. We have adopted a completely virtual format for our Meeting to provide a convenient experience to all stockholders regardless of location. As we have learned in the past, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world, which provides for a more meaningful forum. You may attend, vote, and submit questions during the Meeting via the Internet at www.virtualshareholdermeeting.com/CLSK2024. You may also attend the Meeting by proxy and may submit questions ahead of the Meeting through the designated website. The virtual format allows us to communicate more effectively via a pre-meeting portal that stockholders can enter by visiting www.proxyvote.com and logging in with their control number. We encourage you to log on in advance and ask any questions you may have, which we will try to answer during the Meeting. We recommend that you log in to the Meeting at www.virtualshareholdermeeting.com/CLSK2024 a few minutes before the scheduled meeting time on March 11, 2024, to ensure you are logged in when the Meeting starts. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on page 2 of this Proxy Statement. This Proxy Statement and the enclosed proxy card will be made available to our stockholders on or about January 26, 2024.
Only stockholders of record at the close of business on January 19, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 196,567,508 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding, and 1,750,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”), were issued and outstanding. At the close of business on the Record Date, the Common Stock was held by 189 holders of record and the Preferred Stock was held by four holders of record. Shares cannot be voted at the Meeting unless the holder thereof as of the Record Date is present or represented by proxy. The presence, virtually or by proxy, of the holders of a majority of the voting power of the Company’s outstanding shares of capital stock as of the Record Date will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof.
Our Board has selected Zachary K. Bradford and Gary A. Vecchiarelli to serve as the holders of proxies for the Meeting. The shares of capital stock represented by each executed and returned proxy will be voted by Messrs. Bradford and Vecchiarelli in accordance with the directions indicated on the proxy card. If you sign your proxy card without giving specific instructions, Messrs. Bradford and Vecchiarelli will vote your shares “FOR” the proposals being presented at the Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that may be properly presented for action at the Meeting; we currently know of no other business to be presented at the Meeting.
Any proxy given may be revoked by the person giving it at any time before it is voted at the Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy card. Third, you may vote virtually at the Meeting. However, your attendance at the Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last submitted proxy will be the proxy that is counted. Please note that dissenters’ rights are not available with respect to any of the proposals to be voted on at the Meeting.
We pay the cost of soliciting the proxies. Our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.
CleanSpark   1   2023 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING
Q.	When is the Meeting?
A.	March 11, 2024, at 11:00 AM PDT / 2:00 PM EDT.
Q.	Where will the Meeting be held?
A.
We have adopted a completely virtual format for our Meeting to provide a convenient experience to all stockholders regardless of location. You may attend, vote, and submit questions during the Meeting via the Internet at www.virtualshareholdermeeting.com/CLSK2024. We will again be holding a virtual-only meeting this year for a few reasons. First, we value innovation and we welcome the expanded access, improved communication, and cost savings for our stockholders and the Company afforded by the virtual format. As we have learned in the past, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world, which provides for a more meaningful forum. In addition, the virtual format allows us to communicate more effectively via a pre-meeting portal that stockholders can enter by visiting www.proxyvote.com and logging in with their control number. We encourage you to log on in advance and ask any questions you may have, which we will try to answer during the Meeting. We recommend that you log in to the Meeting at www.virtualshareholdermeeting.com/CLSK2024 a few minutes before the scheduled meeting time on March 11, 2024, to ensure you are logged in when the Meeting starts.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Meeting website. If you encounter any difficulties accessing the Meeting, please call the technical support number that will be posted on the Meeting webpage.
Q.	Will there be a Q&A session during the Meeting?
A.
As part of the Meeting, we will hold a live Q&A session during which we intend to answer questions submitted online during or prior to the Meeting that are pertinent to the Company and the Meeting matters, as time permits. Only stockholders that have accessed the Meeting as a stockholder will be permitted to submit questions during the Meeting. If you have questions, you may type them into the dialog box provided at any point during the Meeting (until the floor is closed to questions). Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last earnings release;
•	related to any pending, threatened, or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the annual meeting as determined by the Chair or Secretary in their reasonable judgment.
CleanSpark   2   2023 Proxy Statement

Q.	Why am I receiving these proxy materials?
A.
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Annual Report”), available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet, by phone, or by mail is first being mailed to all stockholders of record entitled to vote at the 2024 Annual Meeting on or about January 26, 2024. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We sent you the Notice of Internet Availability of Proxy Materials because the Board is soliciting your proxy to vote at the 2024 Annual Meeting. You are invited to virtually attend the 2024 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may follow the instructions in the Notice of Internet Availability of Proxy Materials to vote by Internet, by phone, or by mail.

Q.	Who is entitled to vote at the Meeting?
A.
Only stockholders who owned shares of our capital stock (Common Stock and/or Preferred Stock) at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting and at any postponements or adjournments thereof. At the close of business on the Record Date, 196,567,508 shares of the Company’s Common Stock were issued and outstanding and 1,750,000 shares of the Company’s Preferred Stock were issued and outstanding. At the close of business on the Record Date, the Common Stock was held by 189 holders of record and the Preferred Stock was held by four holders of record. For information regarding the holders of record of our Preferred Stock, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters - Series A Preferred Stock.”

For each share of Common Stock held as of the Record Date, the holder is entitled to one vote on each proposal to be voted on. For each share of Preferred Stock held as of the Record Date, the holder is entitled to forty-five (45) votes on each proposal to be voted on. Notwithstanding the foregoing, the holders of Preferred Stock will vote together with the holders of Common Stock as a single class on each proposal to be voted on, except to the extent that voting as a separate class or series is required by law. As such, holders of Common Stock are entitled to a total of 196,567,508 votes and the holders of Preferred Stock are entitled to a total of 78,750,000 votes on each proposal.
Q.	How many shares must be present to conduct business?
A.
The presence at the Meeting, virtually or by proxy, of the holders of a majority of the voting power of the Company’s outstanding shares of capital stock as of the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the Meeting and any adjournment or postponement thereof.

CleanSpark   3   2023 Proxy Statement

Q.	What will be voted on at the Meeting?
A.	The following chart sets forth the proposals scheduled for a vote at the 2024 Annual Meeting and the vote required for such proposals to be approved:
Proposal	Votes Required	Voting Options	Board Recommendation

Proposal 1: To elect the following individuals to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, subject to prior death, resignation, or removal: Zachary K. Bradford, S. Matthew Schultz, Larry McNeill, Dr. Thomas L. Wood, Roger P. Beynon, and Amanda Cavaleri.

The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card, and assuming each of those persons receives at least one vote, all such directors will be re-elected to our Board, provided that a quorum is present at the Meeting.
Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote on this proposal.
		“FOR ALL”; or “WITHHOLD ALL”; or “FOR ALL EXCEPT”	“FOR” the nominated slate of directors
Proposal 2: To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.
Approval requires a majority of the votes cast, affirmatively or negatively, whether in person or by proxy (i.e., more “FOR” votes than “AGAINST” votes).
Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. We do not currently expect any broker non-votes on Proposal 2. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board, because broker discretionary voting is allowed for Proposal 2.
		“FOR”; or “AGAINST”; or “ABSTAIN”	“FOR”
Q.	What shares can I vote at the Meeting?
A.
You may vote all of your shares of capital stock (Common Stock and/or Preferred Stock) owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
Some of our stockholders may hold shares of our capital stock in their own name rather than through a broker or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered to be, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As the stockholder of record, you have the right to vote virtually at the 2024 Annual Meeting and to vote by proxy. Whether or not you plan to attend the 2024 Annual Meeting, we urge you to vote by Internet, by phone, or by mail to ensure your vote is counted. You may still attend the 2024 Annual Meeting and vote virtually if you have already voted by proxy.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you from that organization. As the beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote on your behalf and are also invited to attend the 2024 Annual Meeting. Please note that since a beneficial owner is not the
CleanSpark   4   2023 Proxy Statement

stockholder of record, you may not vote these shares virtually at the 2024 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the 2024 Annual Meeting. If this applies to you, your broker, trustee, or nominee will have enclosed or provided voting instructions for you to use in directing the broker, trustee, or nominee how to vote your shares.
Q.	How can I vote my shares without attending the Meeting?
A.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are a stockholder of record, you may vote by proxy, by Internet, by phone, or by mail by following the instructions provided in the Notice of Internet Availability of Proxy Materials. To vote using the proxy card, you must request a paper copy of the proxy materials by following the instructions available in the Notice of Internet Availability of Proxy Materials and then simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2024 Annual Meeting, we will vote your shares as you direct. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy in accordance with the instructions provided by their broker, trustee, or nominee by using the proxy card provided by the broker, trustee, or nominee and mailing them in the envelope provided by such person.

Q.	How can I vote my shares?
A.
Stockholders who attend the virtual 2024 Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CLSK2024 to vote or submit questions during the Meeting. Voting online during the Meeting will replace any previous votes. Record holders who received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card, signing it, and returning it in the postage-paid return envelope. Record holders can also vote by telephone at 1-800-690-6903 or by Internet at www.proxyvote.com. Voting instructions are provided on the proxy card. If you hold shares in street name, you must vote by giving instructions to your bank, broker, or other nominee. You should follow the voting instructions on the form that you receive from your bank, broker, or other nominee.

Q.	How do I attend the virtual 2024 Annual Meeting?
A.
You may attend the 2024 Annual Meeting online, including to vote and/or submit questions during the Meeting, by logging in at www.virtualshareholdermeeting.com/CLSK2024. The 2024 Annual Meeting will begin at approximately 11:00 AM PDT / 2:00 PM EDT, with log-in beginning at 10:45 AM PDT / 1:45 PM EDT, on March 11, 2024.

Q.	How do I gain admission to the virtual 2024 Annual Meeting?
A.
You are entitled to participate in the virtual 2024 Annual Meeting only if you were a stockholder of record who owned shares of the Company’s capital stock (Common Stock and/or Preferred Stock) at the close of business on January 19, 2024, the Record Date. To attend online and participate in the 2024 Annual Meeting, stockholders of record will need to use the control number included on their Notice of Internet Availability of Proxy Materials or proxy card to log in to www.virtualshareholdermeeting.com/CLSK2024. Beneficial owners who do not have a control number may gain access to the Meeting by logging in to their brokerage firm’s website and selecting the stockholder communication mailbox to link through to the virtual 2024 Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the Meeting prior to the start time. Please allow time for online check-in, which will begin at 10:45 AM PDT / 1:45 PM EDT. If you have difficulties during the check-in time or during the Meeting, please call technical support at 1-844-986-0822.
Stockholders have multiple opportunities to submit questions to the Company for the 2024 Annual Meeting. Stockholders who wish to submit a question in advance may do so in the question tab of the webcast online during the Meeting at www.virtualshareholdermeeting.com/CLSK2024. See “Will there be a Q&A session during the Meeting?” for information about how the Q&A session at the Meeting will be conducted.
CleanSpark   5   2023 Proxy Statement

Q.	How are my shares voted?
A.
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving any specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all nominees identified in Proposal 1 and “FOR” Proposal 2) and in the discretion of the proxy holder on any other matters that properly come before the Meeting.

Q.	What is a “broker non-vote”?
A.
A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the Meeting will be deemed present at our Meeting for purposes of determining whether the necessary quorum exists to proceed with the Meeting, but will not be considered entitled to vote on the non-routine proposals.

We believe that Proposal 1 is considered a non-routine matter under applicable rules. Accordingly, brokers or other nominees cannot vote on this proposal without instructions from beneficial owners.
We believe that, under applicable rules, Proposal 2 is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners. Accordingly, we do not expect to receive any broker non-votes with respect to Proposal 2.
Only votes “FOR” will affect the outcome of the vote on Proposal 1. As such, broker non-votes will not affect the outcome of the vote on Proposal 1. With regard to Proposal 2, broker non-votes will be excluded from the vote and will have no effect on the outcome of such proposal.
Q.	How are abstentions counted?
A.
If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes with respect to a proposal, but they will not be voted on any matter at the Meeting.

With regard to Proposal 1, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will have no effect on its outcome.
With regard to Proposal 2, abstentions will have no effect on the outcome of such proposal.
Q.	Are dissenters’ rights available with respect to any of the proposals to be voted on at the Meeting?
A.	Dissenters’ rights are not available with respect to any of the proposals to be voted on at the Meeting.
Q.	What should I do if I receive more than one Notice of Internet Availability of Proxy Materials?
A.
If you receive more than one Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted.

Q.	Can I change my mind after I return my proxy?
A.
Yes. You may change your vote at any time before your proxy is voted at the Meeting. If you are a stockholder of record, you can do this by giving written notice to the Company’s Secretary, by submitting another proxy with a later date, or by attending the Meeting and voting virtually. If you are a stockholder in “street” or “nominee” name, you should consult with your bank, broker, or other nominee regarding that entity’s procedures for revoking your voting instructions.

CleanSpark   6   2023 Proxy Statement

Q.	Who is soliciting my vote and who is paying the costs?
A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials and this Proxy Statement, as applicable.

Q.	Is there a list of stockholders entitled to vote at the Meeting?
A.
The names of stockholders entitled to vote at the Meeting will be available at the Meeting, for two business days after the date of the notice of the Meeting, and continuing through the Meeting, between the hours of 9:00 AM and 4:30 PM PDT, at our principal executive offices at CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, by contacting our General Counsel. The list of these stockholders will also be available for examination by our stockholders during the Meeting on the Meeting webpage for stockholders that have accessed the Meeting as a stockholder.

Q.	How can I find out the results of the voting?
A.	We intend to announce preliminary voting results at the Meeting and publish the final results in a Current Report on Form 8-K within four business days following the Meeting.
Q.	Whom should I contact if I have questions?
A.
If you have any additional questions about the Meeting or the proposals presented in this Proxy Statement, you should contact our Investor Relations department at our principal executive offices as follows:

Investor Relations
CleanSpark, Inc.
10624 S. Eastern Ave., Suite A - 638
Henderson, Nevada 89052
(702) 989-7693
Email: ir@cleanspark.com
CleanSpark   7   2023 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS
Nomination of Directors
The Nominations and Corporate Governance Committee of the Board (the “Nominating Committee”) is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:
(1)	The appropriate size of the Board;
(2)	The Company’s needs with respect to the particular talents and experience of its directors; and
(3)	The knowledge, skills, and experience of nominees, including experience in technology, business, finance, Bitcoin, digital assets, administration, and/or public service.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it deems to be in the Company’s and its stockholders’ best interests, including the independence requirements for board and committee membership under The Nasdaq Capital Market (“Nasdaq”) listing standards, diversity (though the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees), and the requirements for at least one member of the Board to meet the criteria for an “audit committee financial expert,” as defined by SEC rules. The Nominating Committee also believes it is appropriate for our Chief Executive Officer to serve on the Board.
The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating Committee’s policy is to not re-nominate that member for reelection. The Nominating Committee identifies the desired skills and experience of a new nominee and then uses its network and external resources to solicit and compile a list of eligible candidates.
We do not have a formal policy concerning stockholder recommendations of nominees for director to the Nominating Committee as, to date, we have not received any recommendations from stockholders requesting the Nominating Committee to consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that such recommendations will not be considered. Stockholders wishing to recommend a candidate may do so by sending a written notice to the Nominating Committee, Attn: Chairman, CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate. See “Stockholders’ Proposals” for further information on submitting written notices.
There are no arrangements or understandings between any of our directors, nominees for directors, or officers and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee, or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.
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The Nominating Committee has recommended, and the Board has nominated, Zachary Bradford, S. Matthew Schultz, Larry McNeill, Dr. Thomas L. Wood, Roger P. Beynon, and Amanda Cavaleri as nominees for election as members of our Board at the 2024 Annual Meeting for a period of one year or until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. At the 2024 Annual Meeting, six directors will be elected to the Board.
Information Regarding Directors
Name	Age	Position
Zachary K. Bradford	37	Chief Executive Officer, President, and Director
S. Matthew Schultz	55	Executive Chairman and Chairman of the Board
Larry McNeill	82	Director
Dr. Thomas L. Wood	58	Director
Roger P. Beynon	77	Director
Amanda Cavaleri	35	Director
Zachary K. Bradford
Zachary K. Bradford has served as the Company’s Chief Executive Officer and President since October 2019 and a Director since 2014. Previously, he served as Chief Financial Officer from 2014 through October 2019. In June 2013, he founded a public accounting and consulting firm in Henderson, Nevada, where he served as an active partner until 2019 and has since retained ownership and transitioned to being a non-active partner. He has also held various financial leadership roles in both private and public companies, including a public accounting firm and a regional retail chain. Mr. Bradford holds a bachelor’s degree in accounting and a master’s of accountancy from Southern Utah University. He is a licensed Certified Public Accountant in Nevada and a member of the American Institute of Certified Public Accountants. Mr. Bradford is a member of the board of directors of the Digital Energy Council, a non-profit trade association focused solely on digital energy.

We believe that Mr. Bradford is qualified to serve on our Board of Directors because of his service as our Chief Executive Officer, as well as his experience and knowledge in public company reporting and accounting, Bitcoin infrastructure economics, including the ASIC bitcoin miner and energy markets, and mergers and acquisitions.

S. Matthew Schultz
S. Matthew Schultz has served as Chairman of the Board since October 2019 and served as a Director since March 2014. He served as the Company’s Chief Executive Officer from 2014 through October 2019 and has served as Executive Chairman since October 2020. Mr. Schultz has helped numerous startups secure financing and expedite growth since 1999, including during his role as president of Wexford Capital Ventures, Inc. While serving as the chairman of Pali Financial Group, Inc., he led market development for dozens of public corporations. He was a founding member and vice president of the Utah Consumer Lending Association.

We believe that Mr. Schultz is qualified to serve on our Board of Directors because of his experience and knowledge in public company reporting and finance, the energy sector, and market development.
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Larry McNeill
Larry McNeill has served as a Director of the Company since January 2015. In September 2017, Mr. McNeill accepted the position of Chairman of the Board, which he held until October 2019. Since then, Mr. McNeill has continued as an independent Director and Chairman of the Compensation and Nominations and Corporate Governance Committees. Mr. McNeill’s diverse business background includes roles in real estate, finance, research, legal, management, and business strategies. He was Director of the Consumer, Sales, and Store Location research departments of Safeway Grocery Stores, Inc., where he was responsible for the expansion of Safeway in Europe, Australia, and Canada from 1970 to 1975. Prior to that, Mr. McNeill served as Director of Market Research for A&P, where he was responsible for the company’s expansion into Saudi Arabia. He was an executive officer of Smith’s Food and Drug Stores for 17 years, most recently as Senior Vice President of Corporate Development. Mr. McNeill retired from Smith’s Food and Drug Stores in 1996 after its merger with Fred Meyer was completed. Mr. McNeill has a bachelor’s degree in business administration, economics, and Russian language from Minnesota State University, a master’s degree in business administration from Armstrong University, and has completed course work towards his PhD in business management.

We believe that Mr. McNeill is qualified to serve on our Board of Directors because of his extensive experience and knowledge in business management and finance, including market research, real estate, strategic advisory services, and business law.

Dr. Thomas L. Wood
Dr. Thomas L. Wood has been a Director of the Company since October 2019. He has over 37 years of experience in planning and operations, policy development and implementation, construction management, defense acquisition, budgeting and programming, and large project management. Dr. Wood previously served in the U.S. Navy from 1985 to 2006, rising to the role of Deputy Operations for the Navy’s Pacific Engineering Command, where he oversaw the execution of nearly $1 billion annually in construction and services contracts through nine field offices. After leaving the Navy, Dr. Wood served as a Subject Matter Expert (SME) supporting the U.S. Pacific Command (USPACOM) Joint Interagency Coordination Group (JIACG) as a Senior Military Analyst and continued as a civil servant in senior roles thereafter, including Director, Commander’s Action Group, Joint Interagency Task Force West, and Deputy Director for Strategic Forces and Policy, Commander Submarine Force, U.S. Pacific Fleet. Dr. Wood holds a Bachelor’s Degree in Civil Engineering from Union College, a Master’s Degree in Civil Engineering from the University of Maryland, College Park, and a Doctor of Business Administration degree from Argosy University, Honolulu. He is a licensed Professional Engineer. Dr. Wood is a member of the board of advisors of 28 Research.

We believe that Dr. Wood is qualified to serve on our Board of Directors because of his experience and knowledge in engineering, strategic planning, operations, and logistics, derived in part from his military background.

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Roger P. Beynon
Roger P. Beynon has been a Director of the Company since October 2019. He is a Certified Public Accountant (CPA) and owner of Beynon & Associates, a public accounting firm that has been in operation for over 37 years. Mr. Beynon has provided accounting and tax services to businesses since 1984. Mr. Beynon is a CPA and Certified Fraud Examiner (CFE) and is a past president of the Utah Association of CPAs. He is also chairman of the board of directors of Transwest Credit Union. Mr. Beynon holds a bachelor’s degree in accounting with a minor in banking and finance from Weber State University.

We believe that Mr. Beynon is qualified to serve on our Board of Directors because of his experience and knowledge in leading a public company reporting and accounting firm, board management, and finance.

Amanda Cavaleri
Amanda Cavaleri has been a Director of the Company since December 2022. Since 2021, she has been the Chief Executive Officer of a Wyoming-based company that is developing a bitcoin mining site leveraging stranded energy. She has also been a partner at an alternative investment firm since 2021 and managing director of a bitcoin advisory firm since 2020. Ms. Cavaleri was Chief Marketing Officer and Vice President of Business Development of a privacy platform from 2018 to 2019. She was the managing director of an emerging tech advisory firm from 2013 to 2018. Ms. Cavaleri has consulted within the Bitcoin ecosystem for clients ranging from hedge and venture funds to financial services and mining. She is a former Innovation Fellow with AARP (2016-2017) and was a Thought Leader with Carnegie Mellon University & UPMC’s Quality of Life Technology Center in 2014. She received her master’s degree in technology commercialization from the University of Texas at Austin McCombs School of Business and a bachelor’s degree in business administration from Regis University. Ms. Cavaleri is a member of the board of advisors of the Bitcoin Today Coalition, a nonprofit (c)(4) increasing Bitcoin literacy among America’s legislators, regulators, and other policymakers, and a member of the board of directors of the Jackson Hole International Film Festival. She co-authored Bitcoin and the American Dream: The New Monetary Technology Transcending our Political Divide (2021).

We believe that Ms. Cavaleri is qualified to serve on our Board of Directors because of her experience and knowledge in alternative investments and emerging technologies, the Bitcoin mining industry, and policy and regulatory arenas.

Vote Required and Recommendation of the Board
Directors are elected by a plurality of the votes cast at the Meeting. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card, and assuming each of those persons receives at least one vote, all such directors will be re-elected to our Board, provided that a quorum is present at the Meeting. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “FOR” the election of each of the nominees named above.
Only votes “FOR” will affect the outcome. Broker non-votes and withheld votes will have no effect on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES UNDER PROPOSAL 1
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PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected MaloneBailey, LLP (“MaloneBailey”) as our independent registered public accounting firm for the fiscal year ending September 30, 2024, and has further directed that we submit the selection of the independent registered accounting firm for ratification by our stockholders at the 2024 Annual Meeting. MaloneBailey has audited the Company’s financial statements since 2018. Representatives of MaloneBailey are expected to be present at the 2024 Annual Meeting. The representatives of MaloneBailey will have an opportunity to make a statement at the Meeting, if they so desire, and will be available to respond to appropriate questions.
If our stockholders do not ratify this selection, the Board will reconsider its selection of MaloneBailey and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
The Audit Committee reviews and must pre-approve all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by it for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the fees billed to us by MaloneBailey for the years ended September 30, 2023 and 2022. All fees described below were pre-approved by the Audit Committee:
Fee Category	2023	2022
Audit Fees(1)	$1,257,001	$710,800
Audit Related Fees	$80,083	$20,500
Tax Fees	—	—
All Other Fees	—	—
	$1,337,084	$731,300
(1)	Audit fees consist of amounts billed for professional services for audit and quarterly reviews of our financial statements, and other statutory and regulatory filings.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. Other fees are subject to pre-approval by the Audit Committee, or, in the period between meetings, by a designated member of the Board or Audit Committee. Any such approval by the designated member is disclosed to the entire Board at the next meeting.
All fees that were incurred in fiscal years 2023 and 2022 were pre-approved by the Audit Committee and/or the full Board, as applicable.
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Vote Required and Recommendation of the Board
Approval of this proposal requires a majority of the votes cast, affirmatively or negatively, whether in person or by proxy (i.e., more “FOR” votes than “AGAINST” votes).
Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. We do not currently expect any broker non-votes on Proposal 2. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board, because broker discretionary voting is allowed for Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF SELECTION OF MALONEBAILEY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

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BOARD MATTERS AND CORPORATE GOVERNANCE
Board and Stockholder Meetings and Attendance
The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The entire Board selects, evaluates, and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.
Directors are elected at each annual meeting of our stockholders and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until prior death, resignation, or removal. During fiscal year 2023, there were seven Board meetings, including telephonic meetings. All of our directors attended 75% or more of the total number of meetings of the Board and meetings of any committee of the Board on which such director served during the time each such individual director was serving as a director. The Company encourages, but does not require, directors to attend annual meetings of stockholders. Each of our directors attended the 2023 annual meeting of stockholders.
Board Composition and Election of Directors
Director Independence
Our Board size is currently set at six members. Our Board has determined that Larry McNeill, Roger P. Beynon, Amanda Cavaleri, and Dr. Thomas L. Wood are all independent directors in accordance with the listing requirements of Nasdaq. Nasdaq’s independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board Committees
On January 24, 2020, in connection with the listing of our Common Stock on Nasdaq, our Board established three standing committees – an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee – each of which operates under a charter that has been approved by our Board. The following table provides information for the current membership for each of the committees of the Board:
Name	Position	Audit Committee	Compensation Committee	Nominations and Corporate Governance
Zachary K. Bradford	Chief Executive Officer, President, and Director
S. Matthew Schultz	Executive Chairman and Chairman of the Board
Larry McNeill	Director	*	C	C
Dr. Thomas L. Wood	Director	*	*	*
Roger P. Beynon	Director	C
Amanda Cavaleri	Director			*
C	Chair
*	Member
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Audit Committee
The audit committee (“Audit Committee”) oversees the integrity of the Company’s accounting and financial reporting process and the audits of its financial statements. The Audit Committee is directly responsible for, among other matters:
•	the selection, compensation, retention, and oversight of the Company’s independent registered public accounting firm;
•	reviewing the Company’s independent registered public accounting firm’s continuing independence;
•	approving the fees and other compensation to be paid to the Company’s independent registered public accounting firm;
•	pre-approving all audit and non-audit related services provided by the Company’s independent registered public accounting firm;
•	reviewing and discussing with management and the Company’s independent registered public accounting firm the results of the quarterly and annual financial statements;
•	reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s selection, application, and disclosure of its critical accounting policies;
•
discussing with the Company’s independent registered public accounting firm, both privately and with management, the adequacy of the Company’s accounting and financial reporting processes and systems of internal control; and

•	annually reviewing and evaluating the composition and performance of the Audit Committee, including the adequacy of the Audit Committee’s charter.
The Audit Committee consists of (i) Roger P. Beynon, who is the Chairman of the Audit Committee, (ii) Dr. Thomas L. Wood, and (iii) Larry McNeill. Each member of the Audit Committee meets the requirements for independence, including the enhanced requirements applicable to audit committee members, and can read and understand fundamental financial statements in accordance with the applicable rules and regulations of the SEC and the Nasdaq listing standards. In arriving at this determination, the Board has examined each Audit Committee member’s professional experience and the nature of their employment in the corporate finance sector. The Board has also determined that Mr. Beynon qualifies as an “audit committee financial expert,” as defined under applicable SEC and Nasdaq listing standards.
The Audit Committee operates pursuant to a written charter that is available on the Company’s website at https://investors.cleanspark.com/governance/governance-documents/default.aspx
During fiscal year 2023, the Audit Committee held four meetings.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting pronouncements.
The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and effectiveness of the Company’s internal control over financial reporting, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm its independence from management and the Company, has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.
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The Audit Committee met with the Company’s independent registered public accounting firm to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. The Company’s independent registered public accounting firm also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with the Company’s independent registered public accounting firm were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The Audit Committee and the Board also have recommended that the ratification of the appointment of MaloneBailey, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024, be submitted as a proposal at the Meeting.
The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter as it may deem necessary or appropriate.
Respectfully submitted,
The Audit Committee of the Board of Directors
Roger P. Beynon (Chairman)
Dr. Thomas L. Wood
Larry McNeill
This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee
The compensation committee (“Compensation Committee”) evaluates, recommends, and approves policy relating to compensation and benefits of the Company’s officers and employees. The Compensation Committee is directly responsible for, among other matters:
•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers;
•	evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations;
•	administering and interpreting the Company’s cash and equity-based compensation plans and Clawback Policy (as defined below);
•	annually reviewing and making recommendations to the Board with respect to all cash and equity-based incentive compensation plans and arrangements; and
•	annually reviewing and evaluating the composition and performance of the Compensation Committee, including the adequacy of the Compensation Committee’s charter.
The Compensation Committee consists of (i) Larry McNeill, who is the Chairman of the Compensation Committee, and (ii) Dr. Thomas L. Wood. The Board has determined that Mr. McNeill and Dr. Wood are independent under the applicable Nasdaq listing standards, including the enhanced requirements applicable to compensation committee members, and all current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
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The Compensation Committee operates pursuant to a written charter that is available on the Company’s website at https://investors.cleanspark.com/governance/governance-documents/default.aspx.
The Compensation Committee may delegate its responsibilities under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also employ a compensation consultant, independent legal counsel, or other adviser to assist in the evaluation of the compensation of the Company’s executive officers and its other duties. In addition to formal meetings held during fiscal year 2023, the Compensation Committee participated in multiple executive compensation discussions.
During fiscal year 2023, the Compensation Committee held two meetings.
Nominations and Corporate Governance Committee
The Nominating Committee is responsible for making recommendations to the Board regarding candidates for directorship and the structure and composition of the Company’s Board and committees of the Board. The Nominating Committee is directly responsible for, among other matters:
•	identifying, evaluating, and nominating candidates for appointment or election as members of the Board;
•	developing, recommending, and evaluating a set of corporate governance guidelines applicable to all of the Company’s employees, officers, and directors; and
•	annually reviewing and evaluating the composition and performance of the Nominating Committee, including the adequacy of the Nominating Committee’s charter.
The Nominating Committee consists of (i) Larry McNeill, who is the Chairman of the Nominating Committee, (ii) Dr. Thomas L. Wood, and (iii) Amanda Cavaleri. The Board has determined that Mr. McNeill, Dr. Wood, and Ms. Cavaleri are independent under the applicable rules and regulations of Nasdaq.
The Nominating Committee operates pursuant to a written charter that is available on the Company’s website at https://investors.cleanspark.com/governance/governance-documents/default.aspx.
During fiscal year 2023, the Nominating Committee held one meeting.
Board Leadership Structure
The Board currently consists of six directors. The positions of Chairman of the Board and Chief Executive Officer are currently separated. Our Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. We believe that the current structure is appropriate at this time in that it enables Mr. Bradford to focus on his role as Chief Executive Officer of the Company, while enabling Mr. Schultz, Chairman of the Board, to continue to provide leadership on policy at the Board level. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time for the size and scope of operations of a company of our size. Although the roles of Chief Executive Officer and Chairman of the Board are currently separated, the Board has not adopted a formal policy requiring such separation. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and its stockholders are best served.
Board’s Role in Risk Management
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include focused discussions and analyses of the risks facing us. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. Our management is responsible for day-to-day management of risk. The Board regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes
CleanSpark   17   2023 Proxy Statement

receiving regular reports from board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. The Nominating Committee reviews compliance with external and internal policies, procedures, and practices consistent with the Company’s charter and bylaws.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by members of our management team about such risks. Matters of significant strategic risk and enterprise-wide risk exposures are considered by our Board as a whole.
Board Diversity
Our Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity, ethics, and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience as a board member of another publicly held company;
•	finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, sexual orientation, place of residence, and specialized experience;
•	experience relevant to our business industry and with relevant social policy concerns; and
•	relevant academic expertise or other proficiency in an area of our business operations.
Currently, the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. military. We are proud to report that our current board has military veteran representation.
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Director Skills and Demographic Matrix as of January 1, 2024
Skills and Experience	Zachary K. Bradford	S. Matthew Schultz	Larry McNeill	Dr. Thomas L. Wood	Roger P. Beynon	Amanda Cavaleri
Industry and Technology	X					X
Executive Leadership	X	X	X	X	X	X
Growth and Emerging Technologies	X	X				X
Global Business		X	X	X
Financial and Accounting	X	X	X	X	X
Service, Operations, and Manufacturing			X	X
Strategy and Innovation	X		X	X		X
Communication and Marketing		X	X
Digital Assets	X					X
Corporate Governance	X		X	X	X
Demographics
Age	37	55	82	58	77	35
White	X	X	X	X	X
Chose Not to Identify						X
Female						X
Male	X	X	X	X	X
Veteran				X
See our definitive proxy statement filed on January 23, 2023 in connection with our 2023 annual meeting of stockholders for a matrix identifying the gender identity and demographic backgrounds of our directors for fiscal year 2023.
Communications with our Board of Directors
Stockholders seeking to communicate with members of the Board should submit their written comments to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, Attn: Secretary. The Secretary will forward such communications to each member of the Board; provided that, if in the opinion of our Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the Board, as applicable.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, employees, and consultants, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy is available on our website at www.cleanspark.com/investor-relations/corporate-governance/. We will also provide a copy, free of charge, to any stockholder upon written request to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052. We intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Compensation Recovery (Clawback) Policy
The Board adopted our Executive Officer Incentive Compensation Recoupment (Clawback) Policy, effective November 30, 2023 (the “Clawback Policy”), in accordance with Rule 10D-1 of the Exchange Act and Nasdaq listing standards. The Clawback Policy applies to current and former covered executive officers of the Company and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any
CleanSpark   19   2023 Proxy Statement

financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its executive officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy also applies to all independent contractors or consultants who have access to material non-public information of the Company (each, a “Material IC”). The policy prohibits our directors, officers, employees, and Material ICs and any entities they control from engaging in hedging or monetization transactions or similar arrangements with respect to the Company’s securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
Corporate Governance
Our Code of Business Conduct and Ethics, Insider Trading Policy, Clawback Policy, Audit Committee Charter, Compensation Committee Charter, and Nominations and Corporate Governance Committee Charter, among other materials, are available, free of charge, on our website at https://investors.cleanspark.com/governance/governance-documents/default.aspx. The information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement.
Environmental, Social, and Governance Executive Committee
During 2022, the Company reinforced its commitments to a strong Environmental, Social, and Governance (“ESG”) performance by creating an ESG committee. The ESG committee consists of an executive committee, which includes members of the Company’s executive team, and a working group. The working group reports to and is accountable to the executive committee. The executive committee is accountable to CleanSpark’s Board of Directors. The ESG committee is responsible for five key functional areas as it pertains to CleanSpark’s ESG strategy: disclosure, operations, communication, compliance, and strategic leadership. The key areas of focus of the working group are environmental performance, talent attraction, retention and development, diversity, and climate-forward product development that supports a transition to a low-carbon economy. The ESG committee is involved in policy planning and the coordination of corporate-wide ESG efforts. We have established a set of key performance indicators, which help with tracking performance on the relevant ESG matters and assist in setting company-wide ESG targets and goals. On our website in March 2023, and available thereafter, we published an ESG CEO Letter, a Company Statement on Climate Change, an SASB (Sustainability Accounting Standards Board) aligned Company evaluation, and our inaugural ESG report. We expect to publish our second annual report in early 2024.
Cybersecurity Committee
We have an established IT Steering Committee, formed of senior Company leadership, which evaluates all cybersecurity matters, with the purpose of meeting at least semi-annually and providing recommendations with respect to our information technology use and protection, including, but not limited to, data governance, privacy, compliance and cybersecurity.
Family Relationships
There are no family relationships between or among the directors, named executive officers, or persons nominated or chosen by the Board to become directors or named executive officers.
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Director Compensation
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on our Board for the year ended September 30, 2023.
DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry McNeill	$120,000	$200,000	$—	$—	$—	$—	$320,000
Roger P. Beynon	$113,333	$200,000	$—	$—	$—	$—	$313,333
Dr. Thomas L. Wood	$120,000	$200,000	$—	$—	$—	$—	$320,000
Amanda Cavaleri	$100,000	$200,000	$—	$—	$—	$—	$300,000
(1)
Includes $120,000 annual cash retainers for each Board member paid $10,000 monthly. Mr. Beynon received approximately $6,667 for each of the months of October 2022 and November 2022. Ms. Cavaleri became a Board member effective November 30, 2022.

(2)
Represents the fair value of Restricted Stock Units (“RSUs”) issued in accordance with the CleanSpark, Inc. 2017 Incentive Plan (as amended from time to time, the “2017 Incentive Plan”), and is computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation, or ASC 718. The RSUs represented here vested 25% per each quarter period during fiscal year 2023. None of these were unvested and outstanding as of September 30, 2023.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
Approach to Executive Compensation
The decisions our executives make influence the daily operations, strategic direction, and financial health of the Company. The outcomes of their leadership shape the Company’s success and its standing in the marketplace. The Company’s executive compensation program is designed to foster a culture of excellence and ensure the alignment of executive goals with the expectations of the Company and its stockholders. Underpinning this program are three core objectives: (1) Encouraging Individual Performance and Effective Leadership, (2) Incentivizing Long-Term Success, and (3) Rewarding Superior Financial and Operating Results.
Encouraging Individual Performance and Effective Leadership
The executive compensation program provides the Compensation Committee the flexibility to reward the Company’s executive officers for significant value creation and to identify the metrics by which value creation is measured. Executive compensation is structured to reward the formation and execution of short-term and long-term strategies that bolster corporate growth and sustainability to ensure that executives are not only managing current operations efficiently but are also planning and acting for the future success of the Company. The Compensation Committee incentivizes and rewards individual performance and effective leadership through base salary and potential increases thereto, performance-related discretionary and non-discretionary bonuses, non-equity incentive bonuses, and the 2017 Incentive Plan.
Incentivizing Long-Term Success
Commitment to the Company’s long-term success is crucial to fostering sustained leadership and strategic continuity, both of which are essential for achieving long-term goals and maintaining corporate stability and investor confidence. To incentivize and emphasize continued dedication to the Company, compensation includes equity incentive awards that include a combination of time-based vesting awards and awards that vest based on stock price performance.
Rewarding Superior Financial and Operating Results
Rewarding executives for the Company’s operational performance includes communicating to the market and achieving key targets. Examples of the Company’s key targets include maintaining and improving operational efficiency at all levels, optimizing costs or implementing optimization strategies, and increasing mining production. These targets were selected because they are critical for the Company’s profitability and ability to maintain its competitive edge. Compensation is also determined by energy efficiency improvements, such as optimizing fleet efficiency, measured in joules per terahash, of the Company’s bitcoin mining operations. These strategic actions improve the cost of production and help maximize the production output of bitcoin per megawatt of power available in the Company’s infrastructure portfolio, thereby improving revenues, profitability and corporate responsibility.
Key elements of our executive compensation program:
Base Salary
An executive’s base salary is foundational to a comprehensive compensation strategy. Base salary provides financial stability and security, allowing executives to focus on strategic leadership and operational excellence. By offering a competitive base salary, a company can attract and retain top-tier talent, essential for formulating and executing strategies that drive corporate growth and sustainability. We compensate our executives commensurate with their performance relative to peers, and we benchmark compensation, including base salary, to other peers annually.
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Non-Equity Incentive Compensation and Discretionary Annual Cash Bonuses
Non-Equity Incentive Compensation and discretionary annual cash bonuses are awarded based on the achievement of specific performance criteria, including but not limited to i) maintaining or enhancing facility and mining uptime, ii) improving fleet energy efficiency, iii) achieving hashrate targets, iv) achieving growth targets, v) achieving identified growth targets while adhering to financial and time constraints, vi) reaching targets i, ii, iii and iv while optimizing our cost structure, and vii) other strategic targets or goals as may be set by the Compensation Committee, in discussion with the Board, from time to time. This model encourages strategic leadership by rewarding executives for formulating and executing strategies that drive corporate growth and position the Company and its stockholders for long-term success. The Compensation Committee believes that the non-equity incentive compensation plan and discretionary annual cash bonuses align executive officer efforts directly with the Company’s and its stockholders’ strategic goals, ensuring they focus not only on managing current operations but also on future success. Additionally, these arrangements drive operational excellence by incentivizing improvements in efficiency, cost optimization, and productivity. This focus on efficiency is particularly relevant in bitcoin mining, where optimizing energy use directly impacts the costs of bitcoin production and the efficiency of the Company’s fleet, enhancing both profitability and corporate responsibility. Finally, non-equity incentives foster long-term commitment by tying significant financial rewards to the achievement of specific, impactful short and long-term goals, thereby promoting sustained leadership and strategic continuity essential for corporate longevity and stability.
When evaluating performance for the payment of discretionary bonuses and the non-equity compensation plan, the Compensation Committee reviewed performance over fiscal year 2023. That evaluation included a comparison to prior year performance and current period performance as reported by competitors, including the following metrics:
Target 1: Increase CleanSpark revenues. For fiscal year 2023, the Company posted revenue of approximately $168 million, a 28% increase over fiscal year 2022.
Target 2: Increase hashrate. For fiscal year 2023, the Company surpassed 10 exahashes per second, more than double the highest rate achieved in fiscal year 2022. The Company made acquisitions and entered into contracts that put it on a path to reach over 20 exahash per second in 2024.
Target 3: Maintain a strong balance sheet and liquidity position. For fiscal year 2023, the Company ended with $85.4 million in liquid assets and $15.9 million in total debt, preparing the Company to achieve expansion targets set for fiscal year 2024.
Target 4: Preserve or enhance gross margin, or enhance energy efficiency. The Company reported mining bitcoin at a 44% gross profit margin. Representing a decrease from fiscal year 2022 due to industry headwind including increased bitcoin mining difficulty and a decrease in the fair market value of bitcoin compared to the prior year both of which affected the industry as a whole equally. Company offset a portion of the industry headwinds by significantly improving its energy efficiency and achieved 28.4 joules per terahash in fiscal year 2023. The improved efficiency and its impact on unit economics is planned to position the Company to be successful after the upcoming 2024 bitcoin halving event which is expected to occur in April 2024. The halving event is anticipated to have a critical impact on the industry and is expected to be harder for competitors who have not prepared to operate at similar efficiency.
Target 5: Increase bitcoin mining production. The Company reported 6,903 bitcoin mined during fiscal year 2023, nearly double the amount mined in fiscal year 2022.
Long-Term Incentives
Long-term incentives are provided to executives as equity compensation in the form of RSUs granted under the 2017 Incentive Plan. They are awarded and vest in two different ways–time and performance. Time-based vesting is designed to retain high-performing executives who remain in anticipation of future rewards and incentivize the executive award recipient to increase the Company’s stock price through continued, consistent performance. Time-based awards granted by the Company generally vest evenly over a three-year period following the grant date. Stock awards such as RSUs also fall subject to our Insider Trading Policy, which prohibits hedging and restricts any unauthorized trading on the margin or pledging of Company stock by the Company’s executives. Performance-based vesting is also designed to focus executive attention on targets that the Company believes are likely to drive stockholder value. The Company has deployed two types of performance-based awards. They include achieving 1) operational targets, which are tied to the achievement of specific growth goals related to the Company’s hashrate, and 2) market targets, which are tied to creating sustainable stock-price appreciation.
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On September 29, 2023, the Company issued performance-based RSUs that are intended to incentivize executives for delivering stockholder returns in the form of stock price improvement. These long-term incentive performance-based RSU grants carry contingent vesting rights that only vest upon the Company’s stock price appreciating to certain specified levels from the closing price on the date of the RSUs being adopted, September 29, 2023, which was $3.81:
100% increase in price ($7.62 per share)
200% increase in price ($11.43 per share)
300% increase in price ($15.24 per share)
For the vesting to occur, these thresholds must be met or exceeded for a period of 10 business days (which may or may not be consecutive) within a 20 consecutive business day close, or in connection with a change in control transaction.
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Pay Versus Performance
The following tables summarize the relationship between executive compensation for our principal executive officer (“PEO”) (also known as our “CEO”)), other named executive officers, and financial performance measures for the Company’s two (2) most recently completed fiscal years, calculated in accordance with Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and it does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and compensation paid to its named executive officers. For discussion of how the Company views its executive compensation, including alignment with the Company’s performance, see “Executive Compensation and Other Information” beginning on page 22 of this Proxy Statement. Please review the tables and associated narrative and graphical disclosure together for a more complete presentation of such relationship over the periods presented.
Fiscal Year(1)	Summary Compensation Table Total for PEO Zachary K. Bradford ($)(2)	Compensation Actually Paid to PEO Zachary K. Bradford ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net INCOME ($)
2023	$6,975,812	$8,820,110	$4,704,986	$5,633,412	$26.64	$(136,588,871)
2022	$27,038,892	$8,983,877	$12,632,546	$4,605,598	$32.77	$(57,325,554)
(1)
For fiscal year 2023, Zachary K. Bradford served as our PEO for the entirety of such fiscal year and the Company’s other named executive officers during the entirety of such fiscal years were S. Matthew Schultz and Gary A. Vecchiarelli. For fiscal year 2022, Zachary K. Bradford served as our PEO for the entirety of such fiscal year and the Company’s other named executive officers were S. Matthew Schultz, during the entirety of such fiscal year, Lori Love, from October 1, 2021 to December 14, 2021, and Gary A. Vecchiarelli, from December 15, 2021 to September 30, 2022.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal years for the Company’s non-PEO named executive officers for the applicable fiscal year.

(3)
To calculate the compensation actually paid to our PEO and our non-PEO named executive officers, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year in accordance with the SEC rules as follows:

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Fiscal Years	2023		2022
Adjustments	PEO Zachary K. Bradford ($)	Non-PEO Named Executive Officers* ($)	PEO Zachary K. Bradford ($)	Non PEO-Named Executive Officers* ($)
Summary Compensation Table Total Amount	6,975,812	4,704,986	27,038,892	12,632,546
Less: Equity Compensation from Summary Compensation Table	(3,423,000)	(2,681,350)	(25,984,299)	(12,003,123)
Impact of awards granted during the current year:
Unvested awards: Fair value of awards at the end of the fiscal year	3,429,000	2,684,050	9,925,710	4,844,784
Granted and vested awards: Fair value of awards at vesting date	—	—	2,812,137	1,124,340
Impact of awards granted in prior years
Unvested and outstanding awards: Change in fair value as of the end of the fiscal year compared to fair value at the end of prior year	483,339	241,550	(4,808,563)	(1,992,950)
Vested Awards: Change in fair value as of vesting date compared to fair value at the end of prior year	1,354,958	684,176	—	—
Compensation Actually Paid	8,820,110	5,633,412	8,983,877	4,605,598
*	Amounts presented are averages for the entire group of Other named executive officers in each respective year.
(4)
Pursuant to SEC rules, the amounts shown in this column assume $100 was invested on September 30, 2021 at the end of the fiscal years 2022 and 2023 and assumes that all dividends (if applicable) were reinvested.

PEO’s and non-PEO reported and actual compensation compared with TSR:
During the fiscal year ended September 30, 2023, the total shareholder returns on an initial $100 investment improved by $6.13, a 23% increase over the prior year total shareholder return. During the same period our PEO’s reported compensation decreased by $20.0 million or 288% and ‘actual compensation’ decreased by $0.16 million or 2%, and the average non-PEO reported compensation decreased by $7.93 million or 168%, and ‘actual compensation’ increased by $1.03 million or 18%.
PEO’s and non-PEO reported and actual compensation compared with net income:
During the year ended September 30, 2023, the company’s net loss increased by approximately $(79.3) million or 138%. During the same period our PEO’s reported compensation decreased by $20.0 million or 288% and ‘actual compensation’ decreased by $0.16 million or 2%, and the average non-PEO reported compensation decreased by $7.93 million or 168%, and ‘actual compensation’ increased by $1.03 million or 18%.
PEO’s reported and actual compensation compared with revenue and key bitcoin mining performance metrics:
During the year ended September 30, 2023, revenues increased by approximately $36.9 million or 28% and the Company’s processing power as measured in hashrate increased by 135% and the bitcoin mined for the year was 6,903 an increase of 84% from the prior year. During the same period our PEO’s reported compensation decreased by $20.0 million or 288% and ‘actual compensation’ decreased by $0.16 million or 2% and the average non-PEO reported compensation decreased by $7.93 million or 168%, and ‘actual compensation’ increased by $1.03 million or 18%.
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Financial Performance Measures and Other Performance Measures
The following provides an unranked list of the most important financial performance measures used by the Company to link the compensation actually paid to our CEO and other named executive officers in fiscal year 2023, calculated in accordance with SEC regulations, to Company performance.
Revenue
Revenue serves as a critical reflection of executive financial performance, particularly when considering its alignment with the Company’s executive compensation structure designed to incentivize operational excellence. For executives whose compensation is intricately tied to specific performance metrics, revenue growth can be a direct indicator of their success in enhancing the Company’s operational prowess and market competitiveness. For instance, by effectively managing energy efficiency and uptime, executives can optimize operational costs and increase production, leading to improved revenues and margins.
An increase in revenue, a tangible outcome of strategic decision and operational improvements, justifies the performance-based component of executive compensation, ensuring their remuneration is closely aligned with the Company’s growth and operational success. Thus, the revenue figures not only represent the Company’s financial achievements but also mirror the effectiveness of its leadership in steering the organization towards operational excellence.
Capital Expenditures
We define Capital Expenditures (“CapEx”) as the capital investments we make in our infrastructure, mining servers and other long-term assets. CapEx is used as a financial metric for executive compensation due to its direct impact on the operational and financial performance of the Company. This metric is particularly important for the bitcoin mining and data center industry because of its capital-intensive nature. CapEx decisions influence operating efficiency by determining the quality and efficiency of our operating assets and infrastructure, which affects energy efficiency (joules per terahash), uptime, and average power cost. Strategic CapEx investments in energy-efficient technologies, systems and processes for our operations directly contributes to optimizing operational revenues and costs per exahash and increasing gross operating margins, crucial for maintaining a path to profitability. Sound financial management is also a reflection on CapEx decision making, as it involves significant financial commitments and requires meticulous planning and execution. Responsible growth, indicated by a balanced use of capital and sound debt management, is directly impacted by how executives manage and execute their CapEx plans. Executive actions ensure investments are made judiciously and aligned with short and long-term Company goals. Finally, CapEx decisions affect corporate culture and industry leadership by influencing workplace conditions and the Company's technological advancement. Wise CapEx decisions enhance employee satisfaction and safety and establish the Company as a leader in performance, cost efficiency, and innovation. By tying executive compensation to CapEx management, companies ensure that executives are incentivized to make decisions that not only align with immediate financial goals but also foster long-term growth, sustainability, and industry leadership.
Cash Flow
Cash flow is used as a metric to determine executive compensation because it provides a clear and tangible measure of a company’s financial health and operational efficiency. By using cash flow as a metric, the Company aligns executive compensation with the ability to generate sustainable and usable funds, crucial for long-term business success. It incentivizes executives to focus on optimizing operations, managing working capital effectively, and making strategic decisions that enhance the Company’s liquidity and financial stability. This focus on cash flow encourages prudent financial management, emphasizing not just profitability but also the efficient use of resources and assets to generate positive outcomes, which are vital for stockholder value creation and the overall financial health of the Company.
Other Performance Measures Linked to Financial Performance Measures
The Compensation Committee evaluated the challenges and opportunities of creating an appropriate compensation package for the Company’s executives that acknowledges the real-world impacts of bitcoin price volatility, scarcity and cost volatility of mining assets, volatility in energy prices, and a highly competitive market. The Compensation Committee selected the following metrics to drive compensation decisions and bonuses for both incentive-based compensation and discretionary bonus compensation:
CleanSpark   27   2023 Proxy Statement

1.
Operating Efficiency, as measured by the energy efficiency of the Company’s mining servers, average up time, and average power cost. This measure drives improved revenue and earnings, cash flow, and optimized costs.

2.	Financial Transparency, providing clear and accurate financial information improves corporate governance and accountability, thereby reducing risks and boosting earnings and return on equity.
3.	Financial Performance, as measured by:
a.	Responsible growth with a desire for low debt during high-interest periods,
b.	Sound budget development and management to targets,
c.	Speed of return on capital investments,
d.	Total capital cost invested per exahash relative to peers, including infrastructure, equipment and ASIC miners,
e.	Operating cost per exahash relative to peers, and
f.
Path to profitability with focused effort on post-halving net positive revenue. This measure is directly aligned with a balanced approach to revenues, earnings, capital expenditures, cash flow, and return on equity.

4.	Corporate Culture, as measured by employee compensation, workplace safety, employee retention and employee satisfaction. This measure reduces operational risks and enhances performance.
5.
Industry Leadership, as measured by influence in the industry, corporate prominence, and standard setting.This measure is a holistic concept which incorporates the other measures and the public perception of meeting strong financial and operational performance targets.

6.	Stock price, as we believe that directly correlating compensation to 100%, 200% and 300% increases in our stock price aligns with all stockholders’ interest.
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Executive Officers
The following table sets forth the names, ages, and positions of our executive officers as of January 19, 2024. Please see Proposal 1 for additional information regarding our directors. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. There currently are no legal proceedings with respect to our executive officers and directors, and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
Name	Age	Position(s)
Zachary K. Bradford	37	Chief Executive Officer, President, and Director
S. Matthew Schultz	55	Executive Chairman and Chairman of the Board
Gary A. Vecchiarelli	46	Chief Financial Officer
Set forth below are brief descriptions of the background and business experience of our executive officers:
Zachary K. Bradford, Chief Executive Officer, President, and Director. A description of Mr. Bradford’s background and business experience is provided under “Proposal No. 1 Election of Directors.”
S. Matthew Schultz, Executive Chairman and Chairman of the Board. A description of Mr. Schultz’s background and business experience is provided under “Proposal No. 1 Election of Directors.”
Gary A. Vecchiarelli, Chief Financial Officer, brings to the Company more than 20 years of professional experience in various senior accounting and finance roles. From July 2019 to September 2021, Mr. Vecchiarelli served as Chief Financial Officer of Imatrex, Inc., a late-development stage and pre-IPO high-tech medical device company focused on diagnosing heart disease and treating cancer. From January 2017 to February 2019, Mr. Vecchiarelli served as the Senior Vice President of Finance and Chief Accounting Officer of Golden Entertainment, Inc. (NASDAQ:GDEN), a large regional hospitality company, which operated 10 casino resort properties, 60 wholly owned taverns, and almost 1,000 third party route locations. Prior to that, from May 2012 to December 2016, Mr. Vecchiarelli served as Chief Financial Officer of Galaxy Gaming, Inc. (OTC:GLXZ), the world’s largest independent table game provider, developing, manufacturing, and distributing proprietary table games and electronic platforms to casinos worldwide. Mr. Vecchiarelli has held senior-level and executive roles with a variety of other companies, including Division Controller of Spectrum Pharmaceuticals, Inc. (NASDAQ:SPPI), a leading biotechnology company focused on acquiring, developing, and commercializing hematology and oncology drug products. In the first part of Mr. Vecchiarelli’s career, he worked for several public accounting firms where he had clientele in industries such as gaming/hospitality, manufacturing, retail, real estate/homebuilding, food and liquor distribution and timeshare sales. For the years 2008-2011, Mr. Vecchiarelli was a Manager with BDO USA, LLP, where he helped open and establish the Las Vegas audit practice. For the years 2003-2008, Mr. Vecchiarelli held several supervisory positions with McGladrey & Pullen, LLP, auditing middle market privately held clients. For the years 1997-2003, Mr. Vecchiarelli held several positions with Crawford, Pimentel & Co., Inc., ultimately being promoted to Senior Staff Accountant where he was responsible for accounting, auditing, and tax planning and preparation for closely held and high net worth clients.
Mr. Vecchiarelli holds a bachelor’s degree in business administration with a concentration in accounting from California State University at San Jose. Mr. Vecchiarelli has been a licensed CPA since 2006 and has active licenses in the states of California and Nevada. In 2014, Mr. Vecchiarelli was named to the 2014 Class of Las Vegas’s “40 under 40” list of accomplished young professionals by VEGAS INC. magazine. Since 2014, Mr. Vecchiarelli has served on the board of directors for the Las Vegas Chapter of Financial Executives International and was President of the chapter from 2016-2017. Since 2018, Mr. Vecchiarelli has also been a member of the board of directors for Doral Academies of Las Vegas, one of the top charter school systems in the state of Nevada.
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Overview
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For the fiscal year ended September 30, 2023, our “named executive officers” and their positions were as follows:
•	Zachary K. Bradford, Chief Executive Officer, President, and Director
•	S. Matthew Schultz, Executive Chairman and Chairman of the Board
•	Gary A. Vecchiarelli, Chief Financial Officer
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table provides information concerning all compensation awarded to, earned by, or paid to our former or current “principal executive officer” and executive officers for the fiscal years ended September 30, 2023 and 2022. We refer to these individuals as our “named executive officers.”
SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Zachary K. Bradford CEO, President, and Director	2023	600,000	2,600,000	3,423,000	—	352,812	6,975,812
	2022	500,000	350,000	25,378,854	605,445	204,593	27,038,892
S. Matthew Schultz Executive Chairman	2023	540,000	2,340,000	3,080,700	—	318,038	6,278,738
	2022	350,000	329,000	21,814,888	484,356	170,721	23,148,965
Gary A. Vecchiarelli CFO	2023	400,000	400,000	2,282,000	—	49,233	3,131,233
	2022	263,826	145,300	1,707,000	—	—	2,116,126
(1)
Amounts shown represent two tiers of bonuses: i) discretionary bonuses as generally described under the executives’ respective employment agreements and earned based on goals approved by the Compensation Committee, and ii) incentive-based non-equity incentive payments awarded to Zachary Bradford of $2,000,000 and to S. Matthew Schultz of $1,800,000 for meeting certain growth and performance targets under the performance measures, while meeting or exceeding efficiency targets.

(2)
Amounts shown represent the aggregate grant date fair value of RSUs, as computed in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

a.	The deemed value of the 2023 Stock Awards for Mr. Bradford include the following:
i.
$3.4 million related to 900,000 market-based RSU awards granted on September 29, 2023. The stock award is market-based dependent on the Company’s common stock closing price and vests only upon the stock price appreciating to certain specified levels above the closing price on the grant date of $3.81. One-third vests when the stock price appreciates to $7.62 (100% increase from grant date price), one-third vests when the stock price appreciates to $11.43 (200% increase from grant date price), and the remaining one-third vests when the stock price appreciates to $15.24 (300% increase from grant date price). The stock price must reach the respective closing price threshold for a period of 10 business days (which may or may not be consecutive) within a 20 consecutive business day close. The 900,000 RSUs were deemed under ASC 718 to have a fair value of $3.803 per award on the date of grant based on the probable outcome of the performance conditions.

b.	The deemed value of the 2023 Stock Awards for Mr. Schultz include the following:
i.
$3.1 million related to 810,000 market-based RSU awards granted on September 29, 2023. The stock award is market-based dependent on the Company’s common stock closing price and vests only upon the stock price appreciating to certain specified levels above the closing price on the grant date of $3.81. One-third vests when the stock price appreciates to $7.62 (100% increase from grant date price), one-third vests when the stock price appreciates to $11.43 (200% increase from grant date price), and the remaining one-third vests when the stock price appreciates to $15.24 (300% increase from grant date price). The stock price must reach the respective closing price threshold for a period of 10 business days (which may or may not be consecutive) within a 20 consecutive business day close. The 810,000 RSUs were deemed under ASC 718 to have a fair value of $3.803 per award on the date of grant based on the probable outcome of the performance conditions.

CleanSpark   30   2023 Proxy Statement

c.	The deemed value of the 2023 Stock Awards for Mr. Vecchiarelli include the following:
i.
$2.3 million related to 600,000 market-based RSU awards granted on September 29, 2023. The stock award is market-based dependent on the Company’s common stock closing price and vests only upon the stock price appreciating to certain specified levels above the closing price on the grant date of $3.81. One-third vests when the stock price appreciates to $7.62 (100% increase from grant date price), one-third vests when the stock price appreciates to $11.43 (200% increase from grant date price), and the remaining one-third vests when the stock price appreciates to $15.24 (300% increase from grant date price). The stock price must reach the respective closing price threshold for a period of 10 business days (which may or may not be consecutive) within a 20 consecutive business day close. The 600,000 RSUs units were deemed under ASC 718 to have a fair value of $3.803 per award on the date of grant based on the probable outcome of the performance conditions.

d.	The deemed value of the 2022 Stock Awards for Mr. Bradford include the following:
i.
$8.2 million related to 450,000 market-based RSU awards granted on November 5, 2021. When initially granted, those awards were deemed to have a fair value of $6.0 million ($13.32 per share). On September 12, 2022, the Board modified the vesting terms of the award. As a result of the modification, the 450,000 RSUs vested and the original award was effectively cancelled and replaced with a new award. On the date of the modification and vesting, the 450,000 RSU awards were deemed to have a fair value of $2.2 million and the original award was effectively cancelled. Under the accounting rules in ASC 718, the Company is required to report the value of both awards, effectively resulting in the double counting of the awards, although the first award ($6.0 million) was effectively cancelled and the actual value deemed delivered to the holder under ASC 718 was only $2.2 million in RSUs ($4.89 per share).

ii.
$1.4 million related to 69,000 performance-based RSU awards granted on November 5, 2021, all of which were earned and recognized in fiscal year 2022. The 69,000 RSUs units were deemed under ASC 718 to have a fair value of $20.48 per RSU on the date of grant based on the probable outcome of the performance conditions.

iii.
$0.6 million related to 30,000 time-based RSU awards granted on November 5, 2021, which vested evenly over the fiscal year ended September 30, 2022. The 30,000 RSUs units were deemed under ASC 718 to have a fair value of $20.48 per RSU on the date of grant.

iv.
$6.6 million related to the full grant date value as determined under ASC 718 of 1,350,000 RSU awards granted on September 12, 2022. Such award will vest one-third on the following dates: September 30, 2023, 2024, 2025.

v.
$6.6 million is related to the full grant date value as determined under ASC 718 of 1,350,000 performance-based RSU awards granted on September 12, 2022. The vesting of these awards is dependent upon the Company achieving certain Bitcoin mining processing power (defined in EH/s).

vi.	$2.0 million related to 400,000 RSU awards granted on September 12, 2022.
e.	The deemed value of the 2022 Stock Awards for Mr. Schultz include the following:
i.
$6.6 million related to 360,000 market-based RSU awards granted on November 5, 2021. When initially granted, those awards were deemed to have a fair value of $4.8 million ($13.32 per share). On September 12, 2022, the Board modified the vesting terms of the award. As a result of the modification, the 360,000 RSUs vested and the original award was effectively cancelled and replaced with a new award. On the date of the modification and vesting the 360,000 RSU awards were deemed to have a fair value of $1.8 million and the original award was effectively cancelled. Under the accounting rules in ASC 718, the Company is required to report the value of both awards, effectively resulting in the double counting of the award, although the first award ($4.8 million) was effectively cancelled and the actual value deemed delivered to the holder under ASC 718 was only $1.8 million in RSUs ($4.89 per share).

ii.
$1.1 million is related to 55,000 performance-based RSU awards granted on November 5, 2021, all of which were earned and recognized in fiscal year 2022. The 55,000 RSUs units were deemed under ASC 718 to have a fair value of $20.48 per RSU on the date of grant based on the probable outcome of the performance conditions.

iii.
$0.5 million related to 24,000 time-based RSU awards granted on November 5, 2021, which vested evenly over the fiscal year ended September 30, 2022. The 24,000 RSUs units were deemed under ASC 718 to have a fair value of $20.48 per RSU on the date of grant.

iv.
$5.9 million related to the full grant date value as determined under ASC 718 of 1,215,000 RSU awards granted on September 12, 2022. Such award will vest one-third on the following dates: September 30, 2023, 2024, 2025.

v.
$5.9 million related to the full grant date value as determined under ASC 718 for 1,215,000 performance-based RSU awards granted on September 12, 2022. The vesting of these awards is dependent upon the Company achieving certain Bitcoin mining processing power (defined in EH/s).

vi.	$1.8 million related to 360,000 RSU awards granted on September 12, 2022.
f.	The deemed value of the 2022 Stock Awards for Mr. Vecchiarelli include the following:
i.
$0.8 million related to 60,000 market-based RSU awards issued on December 15, 2021, which did not have an expiration date and were valued assuming a 5-year term. These market-based awards were deemed to have a fair value of $0.3 million on the date of the modification (see 2.f.iii).

ii.	$0.1 million related to 10,000 RSU awards granted on December 15, 2021, which vest over a 1-year period and had a value of $0.05 million on the date of the modification (see 2.f.iii).
iii.
$0.4 million related to 120,000 RSU awards granted on September 12, 2022 with a 3-year vesting period. This award and the award described in 2.f.iv replace the awards described in 2.f.i and 2.f.ii and represent the incremental fair value.

iv.
$0.4 million related to the full grant date value as determined under ASC 718 for 120,000 performance-based RSU awards granted on September 12, 2022. The vesting of these awards is dependent upon the Company achieving certain Bitcoin mining processing power (defined in EH/s).

CleanSpark   31   2023 Proxy Statement

(3)
Amounts shown represent the aggregate grant date fair value of stock options, as computed in accordance with ASC Topic 718, which were granted pursuant to the executives’ respective employment agreements. These awards vested upon achievement of pre-established performance metrics set by the Compensation Committee over a 12-month period and include a one-time discretionary award of options for exceeding performance expectations as approved by the Compensation Committee. Amounts included assume the maximum level of performance. For a discussion of the assumptions made in the valuations reflected in these columns, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

a.
The 2022 stock option awards for Mr. Bradford include the grant of performance-based stock options exercisable for 30,000 shares of Common Stock granted on November 5, 2021, all of which were earned and recognized in fiscal year 2022. The stock options exercisable for 30,000 shares of Common Stock were deemed to have a fair value of $20.48 per option on the date of grant under ASC 718.

b.
The 2022 stock option awards for Mr. Schultz include the grant of performance-based stock options exercisable for 24,000 shares of Common Stock granted on November 5, 2021, all of which were earned and recognized in fiscal year 2022. The stock options exercisable for 24,000 shares of Common Stock were deemed to have a fair value of $20.48 per option on the date of grant under ASC 718.

(4)
Amounts shown include compensation paid in Bitcoin in accordance with the executives’ respective employment agreements and certain taxes paid by the Company on behalf of the executives in accordance with the executives’ employment agreements. The value included in the table represents the Bitcoin price on the date of the issuance of the Bitcoin.

CleanSpark   32   2023 Proxy Statement

Narrative Disclosure to the Summary Compensation Table
Zachary K. Bradford – Chief Executive Officer, President, and Director
Fiscal year - October 1, 2021 to September 30, 2022
On October 26, 2020, the Company entered into an employment agreement whereby Mr. Bradford accepted the position of Chief Executive Officer. Under this agreement, as amended on April 16, 2021, Mr. Bradford was compensated for fiscal year 2022 by (i) a base salary of $500,000, (ii) a discretionary cash bonus (the percentage of which is determined by the Compensation Committee but will be no less than 50% of base salary) which was $350,000 in fiscal year 2022, (iii) 0.6 Bitcoin per month of employment (i.e., 7.2 Bitcoin per year), and (iv) a combination of RSUs and stock options that is at least 50% in value to his annual base compensation (for fiscal year 2022 this consisted of performance-based awards of 69,000 RSUs and options exercisable for 30,000 shares of common stock, respectively). Incentives were earned upon the achievement of performance metrics. Mr. Bradford achieved all of the performance metrics set by the Compensation Committee in fiscal year 2022. In the event that the Company ceases to mine Bitcoin for any reason, the Bitcoin payment will automatically terminate, and the Company will have no obligation to pay Mr. Bradford any additional Bitcoin.
Fiscal year - October 1, 2022 to September 30, 2023
On September 13, 2022, Mr. Bradford’s employment agreement was further amended to provide the following compensation to Mr. Bradford effective October 1, 2022: (i) $600,000 annual base salary, (ii) a performance bonus opportunity equal to 100% of base salary, (iii) a grant of 1,350,000 performance-based RSUs, (which fully vested on October 26, 2023 upon the Company’s achievement of 10.0 EH) and 1,350,000 RSUs, which vest over time, one-third on each anniversary of the grant date, and (iv) the payment in Bitcoin was increased to 1.2 Bitcoin per month (i.e., 14.4 Bitcoin per year). In the event that the Company ceases to mine Bitcoin for any reason, the Bitcoin payment will automatically terminate, and the Company will have no obligation to pay Mr. Bradford any additional Bitcoin.
See the Summary Compensation Table for the actual cash paid and the fair value of equity awards granted to Mr. Bradford in the fiscal year ended September 30, 2023.
S. Matthew Schultz – Executive Chairman and Chairman of the Board
Fiscal year - October 1, 2021 to September 30, 2022
On October 26, 2020, the Company entered into an employment agreement whereby Mr. Schultz accepted the position of Executive Chairman. Under this agreement, as amended on April 16, 2021, Mr. Schultz was compensated for the fiscal year by (i) a base salary of $350,000, (ii) a discretionary cash bonus (the percentage of which is determined by the Compensation Committee but will be no less than 50% of base salary) which was $329,000 in fiscal year 2022, (iii) 0.5 Bitcoin per month of employment (i.e., 6.0 Bitcoin per year), and (iv) a combination of RSUs and stock options that is at least 50% in value to his annual base compensation (for fiscal year 2022 this consisted of performance-based awards of 55,000 RSUs and options exercisable for 24,000 shares of common stock, respectively). Incentives were earned upon the achievement of performance metrics. Mr. Schultz achieved all of the performance metrics set by the Compensation Committee in fiscal year 2022. In the event that the Company ceases to mine Bitcoin for any reason, the Bitcoin payment will automatically terminate, and the Company will have no obligation to pay Mr. Schultz any additional Bitcoin.
Fiscal year - October 1, 2022 to September 30, 2023
On September 13, 2022, Mr. Schultz’s employment agreement was further amended to provide the following compensation to Mr. Schultz effective October 1, 2022: (i) $540,000 annual base salary, (ii) a performance bonus opportunity equal to 100% of base salary, (iii) a grant of 1,215,000 performance-based RSUs (which fully vested on October 26, 2023 upon the Company’s achievement of 10.0 EH) and 1,215,000 RSUs, which vest over time, one-third on each anniversary of the grant date, and (iv) the payment in Bitcoin was increased to 1.08 Bitcoin per month (i.e., 12.96 Bitcoin per year). In the event that the Company ceases to mine Bitcoin for any reason, the Bitcoin payment will automatically terminate, and the Company will have no obligation to pay Mr. Schultz any additional Bitcoin.
See the Summary Compensation Table for the actual cash paid and the fair value of equity awards granted to Mr. Schultz in the fiscal year ended September 30, 2023.
CleanSpark   33   2023 Proxy Statement

Gary A. Vecchiarelli – Chief Financial Officer
Fiscal year - October 1, 2021 to September 30, 2022
Effective December 15, 2021, the Company entered into an employment agreement with Mr. Vecchiarelli whereby Mr. Vecchiarelli accepted the position of Chief Financial Officer. Under this agreement, Mr. Vecchiarelli was compensated by (i) a base salary of $350,000, (ii) a cash signing bonus of $40,000, which signing bonus is subject to repayment in full in the event that Mr. Vecchiarelli resigns within two years of employment, (iii) an annual discretionary cash bonus based on annual gross margin of the Company and other benchmarks that may be identified at the discretion of the Company’s Chief Executive Officer and ratified by the Compensation Committee, which is equivalent to no less than 30% of base salary, (iv) at least 10,000 RSUs to be issued annually, which shall vest in full on the first anniversary of such issuance, and (v) additional RSUs as incentive compensation. Mr. Vecchiarelli achieved all of the performance metrics set by the Compensation Committee in fiscal year 2022.
Fiscal year - October 1, 2022 to September 30, 2023
On September 13, 2022, Mr. Vecchiarelli’s employment agreement was further amended to provide the following compensation to Mr. Vecchiarelli effective October 1, 2022: (i) $400,000 annual base salary, (ii) a grant of 120,000 performance-based RSUs (which fully vested on October 26, 2023 upon the Company’s achievement of 10.0 EH) and 120,000 RSUs, which vest over time, one-third on each anniversary of the grant date, and (iii) the payment in Bitcoin of 0.167 Bitcoin per month (i.e., 2.0 Bitcoin per year). In the event that the Company ceases to mine Bitcoin for any reason, the Bitcoin payment will automatically terminate, and the Company will have no obligation to pay Mr. Vecchiarelli any additional Bitcoin.
See the Summary Compensation Table for the actual cash paid and the fair value of equity awards granted to Mr. Vecchiarelli in the fiscal year ended September 30, 2023.
Potential Payments Upon Termination
Named Executive Officer Severance Terms
The severance terms for Messrs. Bradford, Schultz, and Vecchiarelli are reflected in their respective employment contracts.
As of the end of fiscal year 2023, in the event the Company terminated the employment of Messrs. Bradford or Schultz prior to the expiration of such officer’s employment contract term without “cause,” (i) the Company will pay the accrued and unpaid portion of such officer’s base salary and any bonuses earned for services provided through such officer’s termination date (the “Compensation Payment”); (ii) the Company will pay any reimbursement for business travel and other expenses to which such officer is entitled (the “Reimbursement”); (iii) any unvested portion of any options, stock, or other securities of the Company or any of its affiliates granted to such officer which are subject to vesting (“Unvested Securities”) will immediately be issued (in the case of the stock grants) and become exercisable (in the case of the stock options, warrants, or other convertible securities), regardless of the vesting or termination provisions of such Unvested Securities; (iv) subject to the signing by such officer of a general release of all claims against the Company in a form and manner satisfactory to the Company, and after the expiration of any revocation rights under that general release, and subject to such officer’s compliance with post-termination obligations and any restrictive covenants upon termination by the Company without cause, the Company will provide such officer with severance equal to six (6) months of such officer’s base salary and other employment benefits if terminated in the first twelve (12) months of employment and twelve (12) months of such officer’s base salary and other employment benefits thereafter; and (v) subject to the same terms as the severance, the Company will pay such officer an amount equal to 100% of the bonus paid to such officer during the prior six (6) months. If due and payable, the severance and bonus described in the foregoing formula will be payable in equal payments over twelve (12) months following the effective date of termination, subject to all applicable withholdings and taxes. As of January 19, 2024, Messrs. Bradford and Schultz would be entitled to twelve (12) months of severance.
If Mr. Vecchiarelli is terminated without “cause,” (i) the Company will pay the Compensation Payment; (ii) the Company will pay the Reimbursement; (iii) any Unvested Securities will immediately be issued and become exercisable or convertible; (iv) subject to the signing by Mr. Vecchiarelli of a general release of all claims against the Company in a form and manner satisfactory to the Company, and after the expiration of any revocation rights under that general release, and subject to the Mr. Vecchiarelli’s compliance with post-termination obligations and any restrictive covenants upon termination by the Company without cause, the Company will provide Mr. Vecchiarelli with severance equal to six (6) months of Mr. Vecchiarelli’s base salary and other employment benefits plus two (2) months of base salary for every full year of employment with the Company; and (v) subject to the same terms as the severance, the Company will pay Mr. Vecchiarelli an amount equal to 100% of the cash bonus paid to
CleanSpark   34   2023 Proxy Statement

Mr. Vecchiarelli during the prior twelve (12) months. If due and payable, at the election of the Company, the severance and bonus described in the foregoing formula will be payable in equal payments over twelve (12) months following the effective date of termination, subject to all applicable withholdings and taxes. As of January 19, 2024, Mr. Vecchiarelli would be entitled to ten (10) months of severance.
If Messrs. Bradford, Schultz, or Vecchiarelli’s employment terminates for “cause,” as applicable, they will receive such officer’s applicable (i) Compensation Payment and (ii) Reimbursement. Additionally, for Messrs. Bradford and Schultz only, subject to the signing by such officer of a general release of all claims against the Company in a form and manner satisfactory to the Company, and after the expiration of any revocation rights under that general release, and subject to such officer’s compliance with post-termination obligations and any restrictive covenants, upon termination for cause, the Company will provide such officer with severance equal to three (3) months of such officer’s base salary and other employment benefits if terminated in the first twelve (12) months of employment and six (6) months of such officer’s base salary and other employment benefits thereafter. As of January 19, 2024, Messrs. Bradford and Schultz would be entitled to six (6) months of severance.
In the event of termination upon disability, the applicable officer will receive (i) the Compensation Payment, (ii) the Reimbursement, and (iii) the Unvested Securities.
In the event of termination upon death, the applicable officer’s estate will receive (i) the Compensation Payment, (ii) the Reimbursement, and (iii) the Unvested Securities.
“Cause” means (i) the officer’s material breach of his employment agreement and such breach is not cured by the officer within thirty (30) days after written notice from the Company; (ii) the officer’s failure to perform his material duties and obligations under his employment agreement (other than during any period of disability) and such failure is not cured by the officer within thirty (30) days after written notice from the Company; (iii) the officer’s material malfeasance or material misconduct in connection with the performance of his duties under the employment agreement; (iv) the officer’s conviction of, or pleading guilty or nolo contendere to, a felony or the equivalent thereof, any other crime having as its predicate element fraud, dishonesty, misappropriation, moral turpitude, violence or theft; or (v) committing an act of moral turpitude, whether criminal or not, which would tend to undermine the reputation of the Company.
Potential Payments Upon a Change in Control
Award agreements under our 2017 Incentive Plan provide that any Unvested Securities held by Messrs. Bradford, Schultz, or Vecchiarelli shall immediately be issued and become exercisable or convertible in the event of such officer’s termination upon (i) a sale of substantially all of the capital stock or assets of the Company, (ii) the sale of more than 50% of the Company’s stock in one transaction, or (iii) a change of at least 60% of the Board within a 30-day period.
CleanSpark   35   2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
On June 19, 2017, our Board of Directors adopted the 2017 Incentive Plan. The purpose of the 2017 Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors, and consultants, and to promote our success.
The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2023.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary K. Bradford	6,752	—	—	$9.00	10/25/2023	—	—	—	—
	30,000	—	—	$9.00	10/26/2023	—	—	—	—
	402,777	97,223(1)	—	$23.00	4/15/2026	—	—	—	—
	30,000	—	—	$20.48	11/7/2024	—	—	—	—
						900,000(3)	3,429,000
						96,432(4)	367,406
						900,000(5)	3,429,000
S. Matthew Schultz	322,221	77,779(2)	—	$23.00	4/15/2026	—	—	—	—
	15,000	—	—	$9.00	10/25/2023	—	—	—	—
	24,000	—	—	$9.00	10/25/2023	—	—	—	—
	24,000	—	—	$20.48	11/7/2024	—	—	—	—
						810,000(3)	3,086,100	—	—
						86,787(4)	330,658	—	—
						810,000(5)	3,086,100
Gary A. Vecchiarelli						80,000(3)	304,800	—	—
						8,571(4)	32,656	—	—
						600,000(5)	2,286,000
(1)	Options exercisable for 500,000 shares of Common Stock granted on April 16, 2021, which vest in 36 equal monthly installments.
(2)	Options exercisable for 400,000 shares of Common Stock granted on April 16, 2021, which vest in 36 equal monthly installments.
(3)	RSU awards that are subject to a 3-year vesting period beginning with the grant date of September 12, 2022.
(4)	RSU awards that are subject to a performance-based vesting beginning with the grant date of September 12, 2022.
(5)
RSU awards that are market-based dependent on the Company’s common stock closing price on the grant date of $3.81. One-third vests when the stock price appreciates to $7.62 (100% increase from grant date price), one-third vests when the stock price appreciates to $11.43 (200% increase from grant date price), and the remaining one-third vests when the stock price appreciates to $15.24 (300% increase from grant date price). The stock price must reach the respective closing price threshold for a period of 10 business days (which may or may not be consecutive) within a 20 consecutive business day close.

CleanSpark   36   2023 Proxy Statement

2017 Incentive Plan
On June 19, 2017, our Board of Directors established the 2017 Incentive Plan. On March 8, 2023, our stockholders approved an amendment to the 2017 Incentive Plan to (i) increase the number of shares authorized for issuance under the 2017 Incentive Plan from 3,500,000 shares of common stock to 11,512,000 shares of common stock and (ii) add an evergreen provision to, on April 1st and October 1st of each year, automatically increase the maximum number of shares of common stock available under the 2017 Incentive Plan to fifteen percent (15%) of our outstanding shares of common stock, in each case as of the last day of the immediately preceding month. A total of 14,542,583 shares are authorized for issuance under the 2017 Incentive Plan. As of September 30, 2023, there were 715,896 shares available for issuance under the 2017 Incentive Plan.
The 2017 Incentive Plan allows the Company to grant incentive stock options, non-qualified stock options, restricted stock, stock units, stock awards, stock appreciation rights, performance shares, and performance units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants, and attorneys who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant, subject to compliance with Internal Revenue Code Section 409A, and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2017 Incentive Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2017 Incentive Plan.
As of September 30, 2023, the number of securities issued under the 2017 Incentive Plan was:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Price of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,970,458	$14.86	715,896
Equity compensation plans not approved by security holders	—	$—	—
Total	1,970,458	$14.86	715,896
CleanSpark   37   2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Common Stock
The following table sets forth, as of January 19, 2024, the number and percentage of the 196,567,508 shares of outstanding Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is a director of the Company, (ii) each named executive officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of our outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of Common Stock deemed beneficially owned includes shares issuable upon exercise of stock options or warrants held by the respective person or group that may be exercised or converted within 60 days after January 19, 2024. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after January 19, 2024 are deemed outstanding for that person or group but not for any other person or group.
Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052.
Name of Beneficial Owner	Number of Shares of Par Value $0.001 Common Stock Beneficially Owned	Percentage of Class
Directors and named executive officers
S. Matthew Schultz	2,798,746(1)	1.42%
Zachary K. Bradford	3,176,947(2)	1.61%
Gary A. Vecchiarelli	258,035(3)	0.13%
Larry McNeill	210,267(4)	0.11%
Dr. Thomas L. Wood	180,098(5)	0.09%
Roger P. Beynon	112,987(6)	0.06%
Amanda Cavaleri	102,011(7)	0.05%
All Executive Officers and Directors as a Group (7 persons)	6,839,091(8)	3.46%
(1)
Includes 480,000 shares of common stock held in the S M Schultz IRRV TR for which Mr. Schultz is the beneficial owner, 1,875,973 shares of common stock held directly by him, 40,996 shares of common stock held by his spouse, and vested and exercisable options to purchase 401,777 shares of common stock.

(2)
Includes 2,338,861 shares of common stock held directly by him, 323,864 shares of common stock held in ZRB Holdings Inc. for which Mr. Bradford is the beneficial owner, 12,000 shares of common stock held in BlueChip Advisors LLC for which Mr. Bradford shares beneficial ownership, and vested and exercisable options to purchase 502,222 shares of common stock.

(3)	Includes 258,035 shares of common stock owned directly by him.
(4)	Includes 138,631 shares of common stock held directly by him and 71,636 shares of common stock held in his Roth IRA.
CleanSpark   38   2023 Proxy Statement

(5)	Includes 119,902 shares of common stock held directly by him and 60,196 shares of common stock held by his spouse.
(6)	Includes 112,987 shares of common stock held directly by him.
(7)	Includes 102,011 shares of common stock held directly by her.
(8)	Includes, for the officers and directors, as a group, an aggregate 5,935,092 shares of common stock and vested and exercisable options to purchase 903,999 shares of common stock.
Series A Preferred Stock
The following table sets forth, as of January 19, 2024, the number and percentage of the 1,750,000 shares of outstanding Series A Preferred Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of our outstanding shares of Series A Preferred Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052.
Name of Beneficial Owner	Number of Shares of Par Value $0.001 Series A Preferred Stock Beneficially Owned	Percentage of Class
5% stockholders
Celtic, LLC(1)	250,000	14.29%
Celtic, LLC Ownership
S. Matthew Schultz (33.33%)
Zachary K. Bradford (33.33%)
Larry McNeill (33.33%)
Directors and named executive officers
S. Matthew Schultz(1)	500,000	28.57%
Zachary K. Bradford(1)	500,000	28.57%
Larry McNeill(1)	500,000	28.57%
All Executive Officers and Directors as a Group	1,500,000	85.71%
(1)
Messrs. Schultz, Bradford, and McNeill each own 500,000 shares of Series A Preferred Stock held in their own names. Messrs. Schultz, Bradford, and McNeill each own a 1/3 membership interest in Celtic, LLC, which directly owns an aggregate of 250,000 shares of Series A Preferred Stock. None of Messrs. Schultz, Bradford, or McNeill have unilateral control over the power to vote or dispose of the 250,000 shares of Series A Preferred Stock held by Celtic, LLC and as such the shares of Series A Preferred Stock held by each of them excludes the shares held by Celtic, LLC.

CleanSpark   39   2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
We describe below the transactions and series of similar transactions, since October 1, 2021, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control, and other arrangements with directors and executive officers, which are described where required under the section above titled “Summary Compensation Table.”

Isaac Holyoak – Chief Communications Officer
Isaac Holyoak, our Chief Communications Officer since August 2022, is the brother-in-law of our CEO, Mr. Bradford. During the fiscal years ended September 30, 2023 and 2022, he earned approximately $2.2 million and $0.7 million in total compensation (inclusive of the fair value of equity awards), respectively.
Policies and Procedures Regarding Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The related person transactions disclosed in this Proxy Statement were each approved by the full Board or Audit Committee, as applicable.
Interests of Certain Persons in Matters to be Acted Upon
Other than the election of directors, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2024 Annual Meeting as described in this Proxy Statement.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended September 30, 2023 and written representations that no other reports were required, one
CleanSpark   40   2023 Proxy Statement

Form 4 for Mr. Schultz with respect to the vesting of 347,143 performance based RSUs and the withholding of 152,743 performance based RSUs, one Form 4 for Mr. Bradford with respect to the vesting of 385,714 performance based RSUs and the withholding of 151,779 performance based RSUs, and one Form 4 for Mr. Vecchiarelli with respect to the vesting of 34,286 performance based RSUs and the withholding of 11,092 performance based RSUs were inadvertently filed late during the year ended September 30, 2023.
CleanSpark   41   2023 Proxy Statement

STOCKHOLDERS’ PROPOSALS
Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders. For such proposals or nominations to be considered in the proxy statement and proxy relating to the 2025 Annual Meeting of stockholders, they must have been received by us no later than September 28, 2024 (120 days prior to January 26, 2025, the one year anniversary of the 2024 proxy mailing). Such proposals should be directed to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, Attn: Secretary. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC. The officer presiding at the Meeting may exclude matters that are not properly presented in accordance with these requirements.
Pursuant to our Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at the meeting who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the Bylaws about the stockholder and the proposed action). To be timely, the notice must not be received earlier than November 11, 2024 (120 days prior to March 11, 2025, the anniversary of the 2024 Annual Meeting), nor later than December 11, 2024 (90 days prior to March 11, 2025). The notice must contain the information required by our Bylaws. The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules.
In 2021, the Board adopted revisions to our Bylaws, putting into place proxy access provisions. The Bylaws were approved by our stockholders on September 15, 2021. These provisions permit a stockholder, or a group of up to 20 stockholders, owning continuously 3% or more of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials for an annual stockholder meeting up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws. To be timely, the notice must not be received earlier than August 29, 2024 (150 days prior to January 26, 2025, the anniversary of the date the Company first distributed its proxy statement to stockholders for the preceding year’s annual meeting), nor later than September 28, 2024 (120 days prior to January 26, 2025). The notice must contain the information required by our Bylaws.
Under our Bylaws, notice by stockholders who intend to nominate directors at the 2025 Annual Meeting of stockholders (other than through proxy access as described above) must be received no earlier than the close of business on October 31, 2024 and no later than the close of business on November 30, 2024. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by our Bylaws.
Any notice of director nomination submitted other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
A copy of our Bylaws is available on our website at www.cleanspark.com/investor-relations/corporate-governance/. We will also provide a copy, free of charge, to any stockholder upon written request to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, Attn: Secretary.
CleanSpark   42   2023 Proxy Statement

OTHER BUSINESS
The Board knows of no matter other than those described herein that will be presented for consideration at the 2024 Annual Meeting. However, should any other matters properly come before the 2024 Annual Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.
CleanSpark   43   2023 Proxy Statement

MISCELLANEOUS
The Company will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet, or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our capital stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees, and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers householding proxy materials may deliver a single proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares of capital stock. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, Attn: Secretary, by registered, certified, or express mail or by calling the Company at (702) 989-7692.
CleanSpark   44   2023 Proxy Statement

AVAILABILITY OF ADDITIONAL INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
The 2023 Annual Report to Stockholders (which is not a part of our proxy soliciting materials) is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice of Internet Availability of Proxy Materials, this Proxy Statement and our 2023 Annual Report to Stockholders are available on our website at www.cleanspark.com/investor-relations/sec-filings/. Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC and this Proxy Statement will be provided to stockholders without charge upon written request directed to CleanSpark, Inc., 10624 S. Eastern Ave., Suite A - 638, Henderson, Nevada 89052, Attn: Secretary. The Company’s copying costs will be charged if exhibits to the 2023 Annual Report on Form 10-K are requested. The Company makes available on or through its website free of charge its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.
January 26, 2024	By Order of the Board of Directors
/s/ Zachary K. Bradford
Zachary K. Bradford, Chief Executive Officer, President, and Director
CleanSpark   45   2023 Proxy Statement

CleanSpark

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 PM PDT/11:59 PM EDT on March 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLSK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 PM PDT/11:59 PM EDT on March 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25833-P03863 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEANSPARK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Zachary K. Bradford
02) S. Matthew Schultz
03) Larry McNeill
04) Dr. Thomas L. Wood
05) Roger P. Beynon
06) Amanda Cavaleri

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CleanSpark

2024 Annual Meeting of Stockholders
11:00 AM PDT/2:00 PM EDT
March 11, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V25834-P03863

CLEANSPARK, INC.
Annual Meeting of Stockholders
March 11, 2024 11:00 AM PDT/2:00 PM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Zachary Bradford and Gary Vecchiarelli, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and/or Preferred stock, as applicable, of CLEANSPARK, INC., a Nevada corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CLSK2024 at 11:00 AM PDT/2:00 PM EDT on March 11, 2024, and any adjournment or postponement thereof. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the matters listed on the reverse side as specified by the undersigned. All proxies heretofore given in respect of said meeting are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please vote, sign, date, and return this proxy card promptly using the enclosed envelope or vote through the telephone or by internet.

Continued and to be signed on reverse side